UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
Barr Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On July 21, 2008, Barr Pharmaceuticals, Inc. (the “Company”) distributed the following presentation to certain employees of the Company.

Teva and Barr A strategic combination July 2008

Forward-Looking Statements This communication contains "forward-looking statements" which represent the current expectations and beliefs of management of Barr Pharmaceuticals, Inc. (the "Company") concerning the proposed merger of the Company with Boron Acquisition Corp., a wholly-owned subsidiary of Teva Pharmaceutical Industries Ltd. (the "merger") and other future events and their potential effects on the Company. The statements, analyses, and other information contained herein relating to the proposed merger, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "will," "should," "may," and other similar expressions, are "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those factors include, without limitation: the difficulty in predicting the timing and outcome of legal proceedings, including patent-related matters such as patent challenge settlements and patent infringement cases; the difficulty of predicting the timing of FDA approvals; court and FDA decisions on exclusivity periods; the ability of competitors to extend exclusivity periods for their products; market and customer acceptance and demand for our pharmaceutical products; our dependence on revenues from significant customers; reimbursement policies of third party payors; our dependence on revenues from significant products; the use of estimates in the preparation of our financial statements; the impact of competitive products and pricing on products, including the launch of authorized generics; the ability to launch new products in the timeframes we expect; the availability of raw materials; the availability of any product we purchase and sell as a distributor; the regulatory environment in the markets where we operate; our exposure to product liability and other lawsuits and contingencies; the increasing cost of insurance and the availability of product liability insurance coverage; our timely and successful completion of strategic initiatives, including integrating companies (such as PLIVA d.d.) and products we acquire; fluctuations in operating results, including the effects on such results from spending for research and development, sales and marketing activities and patent challenge activities; the inherent uncertainty associated with financial projections; our expansion into international markets through our PLIVA acquisition, and the resulting currency, governmental, regulatory and other risks involved with international operations; our ability to service our significantly increased debt obligations as a result of the PLIVA acquisition; changes in generally accepted accounting principles; the reactions of the Company's customers and suppliers to the merger; and diversion of management time on merger-related issues. These and other applicable risks, cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements are included in the Company's filings with the U.S. Securities and Exchange Commission ("SEC"), specifically as described in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2007. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Important Legal Information In connection with the proposed merger, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. Before making any voting decision, the Company's stockholders are urged to read the proxy statement regarding the merger carefully and in its entirety because it will contain important information about the proposed merger. The Company's stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC's website at http://www.sec.gov. The Company's stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Barr Pharmaceuticals, Inc., 225 Summit Avenue, Montvale, NJ, 07645 - Attention: Investor Relations. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company's stockholders with respect to the proposed merger. Information about the Company's directors and executive officers and their ownership of the Company's common stock is set forth in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2007 and the Company's proxy statement for the Company's 2008 Annual Meeting of Stockholders. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company's stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC. Forward Looking Statement

Terms of Transaction 100% of Barr shares for total cash and stock consideration of $7.46 billion Plus, assumption of net debt of $1.5 billion Each Barr share converted to $39.90 in cash and 0.6272 Teva ADRs Per share consideration equivalent to $66.50

Why this transaction What does it mean for employees Overview of Teva From now through close What We Will Cover

Why this transaction?

Teva Strategy Increase market share in key markets Extend leadership in U.S. Establish leadership in key EU and International markets Double product portfolio Double R&D capabilities Focus on first-to-market / Paragraph IVs Double production capacity Biotechnology: Next growth wave in generics Invest in the next wave of technology and Generics Create affordable Biogenerics: lower cost, greater value Redefine customer service Develop big-to-big offerings Create new go-to-market initiatives Innovative business Focus on niche specialty areas Leverage unique sourcing, development and go-to- market approaches

Our vision and success in building a highly successful specialty pharmaceutical company Why Did Teva Choose Barr? Integrating the strengths of PLIVA and Barr Managing operations in more than 30 countries 8,900 people of Barr who have created a successful, competitive company Manufacturing and marketing capabilities Current portfolio of products Pipeline of products Significant Paragraph IV portfolio

Strategic Fit Between Barr and Teva Biologics Management Generics IP Legislative PIV Portfolio Teva brings: Broad Line Manufacturing Significant Global Scale Neuroscience, Specialty Pharma Tax Efficiency Barr brings: Niche Products Specialty Manufacturing Eastern & Central Europe Women's Healthcare Together

A Proud and Defining Moment in Our History Launch of generic version of Coumadin We were a pioneer in the U.S. generics industry Duramed Acquisition Acquisition of Paragard and approval of Dual label Plan-B Historic launch of tamoxifen citrate Acquisition of PLIVA Value of our barrier-to-entry strategy Solidified our position as a leader in female healthcare Expanded our expertise in marketing unique products and made us a leader in contraceptive care Significant benefit to consumers from generic patent challenge Expanded our global reach and established our leadership role in biologics

Teva's Offer Positions Us for Even Greater Growth Financial Strong business fundamentals in complementary geographies Exciting Global Growth Prospects both Product and Markets Generics Brands Biologics Minimal Overlap in Value and Volume Intangible World class capabilities to deliver affordable medicine globally Like-minded Management Legislative Prowess Scale Opportunities Retain & Recruit Talent Product Development Legal Expertise

Key Combined Benefits Annual revenues of approx. $11.9 billion 15.9% market share for all U.S. pharma companies 23.9% market share for all U.S. generic companies Operations in 60+ countries Generic industry leader in number and success rate of patent challenges 450+ marketed generic products in the U.S. 230+ generic applications pending approval at FDA 3,700 product registrations pending in Europe and around the world 30 brand products R&D funding of $820+ million

What does this mean for Barr employees?

Teva's growth strategy for 2008 - 2012 Double the business Reach revenues of $20 billion Exceed net income margins of 20% A Strategy Driven by Growth Opportunities for Barr Teva considers Barr employees a key asset of transaction Combination would create an even stronger global organization in a manner that would not have been otherwise possible

Our Expectations Teva will seek to identify and cultivate talent from both organizations - we expect many opportunities for Barr/PLIVA employees to continue in combined company Teva will need to complete a detailed and objective review of the two businesses Barr's management team committed to working with Teva to Ensure new organization benefits from the expertise of Barr's global employee team Achieve a successful integration

Throughout the process, we are committed to being a responsible employer - people are our greatest asset! If any employees lose their jobs as a result of the transaction, they will be eligible for severance In Croatia employees are covered by Labor law, individual contracts, Employer's By-Laws and collective agreements Employees will always be able to choose the option that is best for them Our Commitment

Jobs, Pay and Benefits - Europe Until close, no change - employees remain in their jobs with same pay and benefits as today At close, there is a change of control, e.g., ownership SARs - for employees who are eligible to have SARs Those granted prior to close will vest once Barr shareholders approve deal SARs cashed out at $66.50 less Exercise Price Please ensure that you accepted your granted SARs on the Fidelity website Bonus plan - HR will continue with implementation and execution of recently communicated bonus program which will remain in effect through the year More details on the impact of the change of control will be forthcoming

Example - Barr SARs SARs cashed out at $66.50 less Exercise Price Let's say: You own 1,000 Barr SARs The Exercise Price for each SAR is $45 For each SAR, you will get $66.50 minus $45.00 = $21.50 (your gain) Therefore, for 1,000 SAR, you will get $21.50 X 1,000 = $21,500 gross For Croatia, taxes are at flat rate of 25% plus surtax of place of residence Details on exercise process to follow

Overview of Teva

Teva Operations Missouri Netherlands Hungary Italy India Israel Mexico Switzerland NJ Puerto Rico Czech Republic China Peru Chile Argentina Venezuela Toronto CA PA UK Brazil

Core Strengths in Generics Broad product portfolio Largest first-to-file / Paragraph IV pipeline Technology: oral and semi solids, injectables, modified release, inhalants APIs/Vertical integration - approx. 250 compounds Intellectual property - over 1,000 patents Global supply chain

Market Position in Europe Retail market position - selected markets UK Italy Netherlands Germany France Spain* Hungary Czech Poland Scandinavia* Belgium Market leader Not in top 10 In top 3 In top 10 Legend

Strong Brand Business Copaxone(r): Largest product and its first major innovative drug, is a leading multiple sclerosis ("MS") therapy Azilect(r): Second significant innovative drug, indicated for the treatment of Parkinson's disease 5 projects in Phase III Clinical Studies Products in various development stages: psoriasis, asthma, amyotrophic lateral sclerosis, Crohn's disease, lupus/lupus nephritis and oncology

Strong Commitment to Biologics G-CSF, interferon alpha 2b, and hGH (human growth hormone) sold in limited number of markets Manufacturing facilities in Mexico, Hungary and China Bulk substance manufacturing facilities in Lithuania and China CoGenesys' biotechnology research team, technologies and innovative pipeline (acquired February 2008)

From now through close

Process to Close Until close both companies operate separately and business as usual Successful close requires various approvals Hart-Scott-Rodino in the US Governments/Regulators in select European countries Barr Shareholders: November/December 2008 Close expected by end of 2008

We Know You Have Questions We have just announced the deal Many transition issues to work through Cannot yet answer many questions regarding: Synergy Targets Management team Facilities/operations

We Commit to Communicate Our promise - keep you informed throughout the entire process Meetings with Barr executives and facility and department meetings HR Updates, Company-wide memos, Global Intranet Managers: please hold meetings with your staff Refer all questions from Media and/or Shareholders to Carol Cox, SVP of Global Investor Relations & Corporate Communications

Questions and Answers

Teva and Barr A strategic combination July 18, 2008